The information in this preliminary pricing supplement is not complete and may be changed. This preliminary pricing supplement and the accompanying prospectus and prospectus supplement do not constitute an offer to sell these Notes, and we are not soliciting an offer to buy these Notes in any state where the offer or sale is not permitted.
Subject to Completion
Preliminary Pricing Supplement dated September 16, 2022
Preliminary Pricing Supplement (To the Prospectus dated May 23, 2022 and the Prospectus Supplement dated June 27, 2022)	Filed Pursuant to Rule 424(b)(2) Registration No. 333—265158
$[●] AutoCallable Notes due September 18, 2025 Linked to the Common Stock of The Boeing Company Global Medium-Term Notes, Series A
Terms used in this pricing supplement, but not defined herein, shall have the meanings ascribed to them in the prospectus supplement.
Issuer:	Barclays Bank PLC
Denominations:	Minimum denomination of $1,000, and integral multiples of $1,000 in excess thereof
Initial Valuation Date:	September 16, 2022
Issue Date:	September 21, 2022
Final Valuation Date:*	September 15, 2025
Maturity Date:*	September 18, 2025
Reference Asset:	The Common Stock of The Boeing Company (Bloomberg ticker symbol “BA UN <Equity>”)
Payment at Maturity:
If the Notes are not redeemed on any of the first two Call Valuation Dates, and if you hold the Notes to maturity, you will receive on the Maturity Date a cash payment per $1,000 principal amount Note that you hold determined as follows:
■
If the Final Value of the Reference Asset is greater than or equal to the Call Value, the Notes will be subject to an Automatic Call and you will receive the applicable Redemption Price on the Maturity Date
■
If the Final Value of the Reference Asset is less than the Call Value, but greater than or equal to the Barrier Value, you will receive a payment of $1,000 per $1,000 principal amount Note.
■
If (a) the Final Value of the Reference Asset is less than the Barrier Value and (b) we have not elected to exercise our physical settlement option, you will receive an amount per $1,000 principal amount Note calculated as follows:
$1,000 + [$1,000 × Reference Asset Return of the Reference Asset]
■
If (a) the Final Value of the Reference Asset is less than the Barrier Value and (b) we have elected to exercise our physical settlement option, you will receive, per $1,000 principal amount Note, (i) an amount of shares of the Reference Asset equal to the Applicable Physical Delivery Amount and (ii) a cash payment equal to the Applicable Fractional Share Amount multiplied by the Final Value of the Reference Asset.
If the Notes are not redeemed prior to scheduled maturity, and if the Final Value of the Reference Asset is less than the Barrier Value, your Notes will be fully exposed to the decline of the Reference Asset from the Initial Value. In such an event, if we elect to exercise our physical settlement option, the market value of the shares that you receive may be less than the amount of cash that you would have received had we not elected to exercise such option. You may lose up to 100.00% of the principal amount of your Notes at maturity.
Any payment on the Notes, including any repayment of principal, is not guaranteed by any third party and is subject to (a) the creditworthiness of Barclays Bank PLC and (b) the risk of exercise of any U.K. Bail-in Power (as described on page PS-4 of this pricing supplement) by the relevant U.K. resolution authority. If Barclays Bank PLC were to default on its payment obligations or become subject to the exercise of any U.K. Bail-in Power (or any other resolution measure) by the relevant U.K. resolution authority, you might not receive any amounts owed to you under the Notes. See “Consent to U.K. Bail-in Power” and “Selected Risk Considerations” in this pricing supplement and “Risk Factors” in the accompanying prospectus supplement for more information.

Consent to U.K. Bail-in Power:
Notwithstanding and to the exclusion of any other term of the Notes or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Notes (or the Trustee on behalf of the holders of the Notes), by acquiring the Notes, each holder and beneficial owner of the Notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority. See “Consent to U.K. Bail-in Power” on page PS-4 of this pricing supplement.

[Terms of the Notes Continue on the Next Page]
	Initial Issue Price(1)(2)	Price to Public	Agent’s Commission(3)	Proceeds to Barclays Bank PLC
Per Note	$1,000	100.00%	2.75%	97.25%
Total	$[●]	$[●]	$[●]	$[●]
(1)
Because dealers who purchase the Notes for sale to certain fee-based advisory accounts may forgo some or all selling concessions, fees or commissions, the public offering price for investors purchasing the Notes in such fee-based advisory accounts may be between $972.50 and $1,000 per Note. Investors that hold their Notes in fee-based advisory or trust accounts may be charged fees by the investment advisor or manager of such account based on the amount of assets held in those accounts, including the Notes.

(2)
Our estimated value of the Notes on the Initial Valuation Date, based on our internal pricing models, is expected to be between $920.10 and $950.10 per Note. The estimated value is expected to be less than the initial issue price of the Notes. See “Additional Information Regarding Our Estimated Value of the Notes” on page PS—5 of this pricing supplement.

(3)
Barclays Capital Inc. will receive commissions from the Issuer of up to $27.50 per $1,000 principal amount Note. Barclays Capital Inc. will use these commissions to pay variable selling concessions or fees (including custodial or clearing fees) to other dealers. The actual commission received by Barclays Capital Inc. will be equal to the selling concession paid to such dealers.

Investing in the Notes involves a number of risks. See “Risk Factors” beginning on page S-9 of the prospectus supplement and “Selected Risk Considerations” beginning on page PS-13 of this pricing supplement.
The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the U.S. Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these Notes or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The Notes constitute our unsecured and unsubordinated obligations. The Notes are not deposit liabilities of Barclays Bank PLC and are not covered by the U.K. Financial Services Compensation Scheme or insured by the U.S. Federal Deposit Insurance Corporation or any other governmental agency or deposit insurance agency of the United States, the United Kingdom or any other jurisdiction.

Terms of the Notes, Continued
Automatic Call:
The Notes cannot be redeemed for the first year after the Issue Date. If, on any Call Valuation Date, the Closing Value of the Reference Asset is greater than or equal to the Call Value, the Notes will be automatically redeemed for a cash payment per $1,000 principal amount Note equal to the applicable Redemption Price payable on the Call Settlement Date. No further amounts will be payable on the Notes after the Call Settlement Date.

Call Valuation Dates:*	September 15, 2023, September 16, 2024 and the Final Valuation Date
Call Settlement Date:*	The fifth business day following the Call Valuation Date on which an Automatic Call occurs, provided that the Call Settlement Date with respect to the Final Valuation Date will be the Maturity Date
Call Premium:
With respect to a Call Valuation Date, an amount calculated as follows:
(a) Periodic Call Premium multiplied by (b) n,
where “n” equals the number of years that have passed from the Initial Valuation Date to the relevant Call Valuation Date for which the Call Premium is being calculated, rounded to the nearest year

Periodic Call Premium:	$192.50 per $1,000 principal amount Note (based on 19.25% per annum rate)
Initial Value:**	$149.78, the Closing Value of the Reference Asset on September 15, 2022
Call Value:	$149.78, 100.00% of the Initial Value
Barrier Value:	$89.87, 60.00% of the Initial Value (rounded to two decimal places)
Final Value:	The Closing Value of the Reference Asset on the Final Valuation Date
Redemption Price:	For every $1,000 principal amount Note, an amount equal to $1,000 plus the Call Premium applicable to the Call Valuation Date on which an Automatic Call occurs
Reference Asset Return:	The performance of the Reference Asset from the Initial Value to the Final Value, calculated as follows: Final Value — Initial Value Initial Value
Applicable Physical Delivery Amount:	The Physical Delivery Amount (as described below) applicable to the Reference Asset
Applicable Fractional Shares Amount:	The Fractional Share Amount (as described below) applicable to the Reference Asset
Physical Delivery Amount and Fractional Share Amount:
With respect to the Reference Asset, (a) the Physical Delivery Amount is a number of shares of such Reference Asset equal to $1,000 divided by the Initial Value, rounded down to the nearest whole number and (b) the Fractional Share Amount is equal to the number of fractional shares resulting from dividing $1,000 by the Initial Value. The Physical Delivery Amount and Fractional Share Amount for the Reference Asset are set forth in the following table:

Reference Asset Physical Delivery Amount Fractional Share Amount The Boeing Company 6 shares 0.67645881 shares

For the avoidance of doubt, if the Initial Value of the Reference Asset is greater than $1,000, and if we do elect to exercise our physical settlement option, you will not receive any shares of the Reference Asset, rather you will only receive a cash payment on the Maturity Date equivalent to the Fractional Share Amount of the Reference Asset multiplied by its Final Value.

Closing Value:
The term “Closing Value” means the closing price of one share of the Reference Asset, as further described under “Reference Assets—Equity Securities—Special Calculation Provisions” in the prospectus supplement.

Calculation Agent:	Barclays Bank PLC
CUSIP / ISIN:	06741WXK1 / US06741WXK16
*       Subject to postponement, as described under “Additional Terms of the Notes” in this pricing supplement
**     The Initial Value for the Reference Asset is equal to the Closing Value on September 15, 2022. The Initial Value is not based on the Closing Value of the Reference Asset at any time on the Initial Valuation Date. The Initial Valuation Date, as used in this pricing supplement, refers to the date on which the Notes were initially priced for sale to the public

PS—2

ADDITIONAL DOCUMENTS RELATED TO THE OFFERING OF THE NOTES
You should read this pricing supplement together with the prospectus dated May 23, 2022 as supplemented by the documents listed below, relating to our Global Medium-Term Notes, Series A, of which these Notes are a part. This pricing supplement, together with the documents listed below, contains the terms of the Notes and supersedes all prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth under “Risk Factors” in the prospectus supplement and “Selected Risk Considerations” in this pricing supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisors before you invest in the Notes.
You may access these documents on the SEC website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):
●	Prospectus dated May 23, 2022:
http://www.sec.gov/Archives/edgar/data/312070/000119312522157585/d337542df3asr.htm
●	Prospectus Supplement dated June 27, 2022:
http://www.sec.gov/Archives/edgar/data/0000312070/000095010322011301/dp169388_424b2-prosupp.htm
Our SEC file number is 1—10257. As used in this pricing supplement, “we,” “us” or “our” refers to Barclays Bank PLC.
PS—3

CONSENT TO U.K. BAIL-IN POWER
Notwithstanding and to the exclusion of any other term of the Notes or any other agreements, arrangements or understandings between us and any holder or beneficial owner of the Notes (or the Trustee on behalf of the holders of the Notes), by acquiring the Notes, each holder and beneficial owner of the Notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority.
Under the U.K. Banking Act 2009, as amended, the relevant U.K. resolution authority may exercise a U.K. Bail-in Power in circumstances in which the relevant U.K. resolution authority is satisfied that the resolution conditions are met. These conditions include that a U.K. bank or investment firm is failing or is likely to fail to satisfy the Financial Services and Markets Act 2000 (the “FSMA”) threshold conditions for authorization to carry on certain regulated activities (within the meaning of section 55B FSMA) or, in the case of a U.K. banking group company that is a European Economic Area (“EEA”) or third country institution or investment firm, that the relevant EEA or third country relevant authority is satisfied that the resolution conditions are met in respect of that entity.
The U.K. Bail-in Power includes any write-down, conversion, transfer, modification and/or suspension power, which allows for (i) the reduction or cancellation of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Notes; (ii) the conversion of all, or a portion, of the principal amount of, interest on, or any other amounts payable on, the Notes into shares or other securities or other obligations of Barclays Bank PLC or another person (and the issue to, or conferral on, the holder or beneficial owner of the Notes such shares, securities or obligations); (iii) the cancellation of the Notes and/or (iv) the amendment or alteration of the maturity of the Notes, or amendment of the amount of interest or any other amounts due on the Notes, or the dates on which interest or any other amounts become payable, including by suspending payment for a temporary period; which U.K. Bail-in Power may be exercised by means of a variation of the terms of the Notes solely to give effect to the exercise by the relevant U.K. resolution authority of such U.K. Bail-in Power. Each holder and beneficial owner of the Notes further acknowledges and agrees that the rights of the holders or beneficial owners of the Notes are subject to, and will be varied, if necessary, solely to give effect to, the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority. For the avoidance of doubt, this consent and acknowledgment is not a waiver of any rights holders or beneficial owners of the Notes may have at law if and to the extent that any U.K. Bail-in Power is exercised by the relevant U.K. resolution authority in breach of laws applicable in England.
For more information, please see “Selected Risk Considerations—Risks Relating to the Issuer—You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.
PS—4

ADDITIONAL INFORMATION REGARDING OUR ESTIMATED VALUE OF THE NOTES
The range of the estimated values of the Notes referenced above may not correlate on a linear basis with the range of any other term of the Notes as may be set forth in this pricing supplement. We determined the size of such range based on prevailing market conditions, as well as the anticipated duration of the marketing period for the Notes. The final terms for the Notes will be determined on the date the Notes are initially priced for sale to the public, which we refer to as the Initial Valuation Date, based on prevailing market conditions on or prior to the Initial Valuation Date, and will be communicated to investors either orally or in a final pricing supplement.
Our internal pricing models take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize, typically including volatility, interest rates, and our internal funding rates. Our internal funding rates (which are our internally published borrowing rates based on variables such as market benchmarks, our appetite for borrowing, and our existing obligations coming to maturity) may vary from the levels at which our benchmark debt securities trade in the secondary market. Our estimated value on the Initial Valuation Date is based on our internal funding rates. Our estimated value of the Notes may be lower if such valuation were based on the levels at which our benchmark debt securities trade in the secondary market.
Our estimated value of the Notes on the Initial Valuation Date is expected to be less than the initial issue price of the Notes. The difference between the initial issue price of the Notes and our estimated value of the Notes is a result of several factors, including any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees (including any structuring or other distribution related fees) to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.
Our estimated value on the Initial Valuation Date is not a prediction of the price at which the Notes may trade in the secondary market, nor will it be the price at which Barclays Capital Inc. may buy or sell the Notes in the secondary market. Subject to normal market and funding conditions, Barclays Capital Inc. or another affiliate of ours intends to offer to purchase the Notes in the secondary market but it is not obligated to do so.
Assuming that all relevant factors remain constant after the Initial Valuation Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market, if any, and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value on the Initial Valuation Date for a temporary period expected to be approximately six months after the Issue Date because, in our discretion, we may elect to effectively reimburse to investors a portion of the estimated cost of hedging our obligations under the Notes and other costs in connection with the Notes which we will no longer expect to incur over the term of the Notes. We made such discretionary election and determined this temporary reimbursement period on the basis of a number of factors, which may include the tenor of the Notes and/or any agreement we may have with the distributors of the Notes. The amount of our estimated costs which we effectively reimburse to investors in this way may not be allocated ratably throughout the reimbursement period, and we may discontinue such reimbursement at any time or revise the duration of the reimbursement period after the initial Issue Date of the Notes based on changes in market conditions and other factors that cannot be predicted.
We urge you to read the “Selected Risk Considerations” beginning on page PS-13 of this pricing supplement.
You may revoke your offer to purchase the Notes at any time prior to the Initial Valuation Date. We reserve the right to change the terms of, or reject any offer to purchase, the Notes prior to the Initial Valuation Date. In the event of any changes to the terms of the Notes, we will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case we may reject your offer to purchase.
PS—5

SELECTED PURCHASE CONSIDERATIONS
The Notes are not suitable for all investors. The Notes may be a suitable investment for you if all of the following statements are true:
●	You do not seek an investment that produces fixed periodic interest or coupon payments or other sources of current income.
●
You understand and accept that you will not participate in any appreciation of the Reference Asset, which may be significant, and that your return potential on the Notes is limited to the applicable Call Premium.

●
You can tolerate a loss of a significant portion or all of the principal amount of your Notes, and you are willing and able to make an investment that may have the full downside market risk of an investment in the Reference Asset.

●	You are willing and able to accept the risks associated with receiving shares of the Reference Asset at maturity.
●
You do not anticipate that the Final Value of the Reference Asset will fall below the Barrier Value and you are willing to accept the risk that, if it does, you will lose some or all of the principal amount of your Notes.

●
You understand and accept that you will not be entitled to receive dividends or distributions that may be paid to holders of a Reference Asset or any securities to which a Reference Asset provides exposure, nor will you have any voting rights with respect to a Reference Asset or any securities to which a Reference Asset provides exposure.

●
You understand and accept the risk that, if the Notes are not redeemed prior to scheduled maturity, the payment at maturity, if any, will be based solely on the Reference Asset Return of the Reference Asset.

●	You understand and are willing and able to accept the risks associated with an investment linked to the performance of the Reference Asset.
●
You are willing and able to accept the risk that the Notes may be redeemed prior to scheduled maturity and that you may not be able to reinvest your money in an alternative investment with comparable risk and yield.

●	You can tolerate fluctuations in the price of the Notes prior to scheduled maturity that may be similar to or exceed the downside fluctuations in the value of the Reference Asset.
●	You do not seek an investment for which there will be an active secondary market, and you are willing and able to hold the Notes to maturity if the Notes are not redeemed.
●	You are willing and able to assume our credit risk for all payments on the Notes.
●	You are willing and able to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.
The Notes may not be a suitable investment for you if any of the following statements are true:
●	You seek an investment that produces fixed periodic interest or coupon payments or other sources of current income.
●	You do not anticipate either that an Automatic Call will occur or, if an Automatic Call does not occur, that the Final Value of the Reference Asset will be greater than the Barrier Value.
●	You seek uncapped exposure to any positive performance of the Reference Asset.
●
You seek an investment that provides for the full repayment of principal at maturity, and/or you are unwilling or unable to accept the risk that you may lose some or all of the principal amount of the Notes in the event that the Final Value of the Reference Asset falls below the Barrier Value.

●	You are unwilling or unable to accept the risks associated with receiving shares of the Reference Asset at maturity.
●	You do not understand and/or are unwilling or unable to accept the risks associated with an investment linked to the performance of the Reference Asset.
●	You are unwilling or unable to accept the risk that the negative performance of the Reference Asset may cause you to earn no positive return and/or suffer a loss of principal at maturity.
●	You are unwilling or unable to accept the risk that the Notes may be redeemed prior to scheduled maturity.
●	You seek an investment that entitles you to dividends or distributions on, or voting rights related to a Reference Asset or any securities to which a Reference Asset provides exposure.
●	You cannot tolerate fluctuations in the price of the Notes prior to scheduled maturity that may be similar to or exceed the downside fluctuations in the value of the Reference Asset.
●	You seek an investment for which there will be an active secondary market, and/or you are unwilling or unable to hold the Notes to maturity if the Notes are not redeemed.
●	You prefer the lower risk, and therefore accept the potentially lower returns, of fixed income investments with comparable maturities and credit ratings.
●	You are unwilling or unable to assume our credit risk for all payments on the Notes.
●	You are unwilling or unable to consent to the exercise of any U.K. Bail-in Power by any relevant U.K. resolution authority.
PS—6

You must rely on your own evaluation of the merits of an investment in the Notes. You should reach a decision whether to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement and the documents referenced under “Additional Documents Related to the Offering of the Notes” in this pricing supplement. Neither the Issuer nor Barclays Capital Inc. makes any recommendation as to the suitability of the Notes for investment.
PS—7

ADDITIONAL TERMS OF THE NOTES
The Call Valuation Dates (including the Final Valuation Date), any Call Settlement Date and the Maturity Date are subject to postponement in certain circumstances, as described under “Reference Assets—Equity Securities—Market Disruption Events for Securities with an Equity Security as a Reference Asset” and “Terms of the Notes—Payment Dates” in the accompanying prospectus supplement.
In addition, the Reference Asset and the Notes are subject to adjustment by the Calculation Agent under certain circumstances, as described under “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.
PS—8

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE UPON AUTOMATIC CALL
The following examples demonstrate the hypothetical total return upon an Automatic Call under various circumstances. The “total return” as used in these examples is the number, expressed as a percentage, that results from comparing the aggregate payments per $1,000 principal amount Note to $1,000. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following tables and examples have been rounded for ease of analysis. The hypothetical examples below do not take into account any tax consequences from investing in the Notes.
Example 1: The Notes are redeemed on the first Call Valuation Date.
Call Valuation Date	Is the Closing Value of the Reference Asset Less Than the Call Value?	Are the Notes Automatically Redeemed?	Redemption Price (per $1,000 principal amount Note)
1	No	Yes	$1,192.50
Because the Closing Value of the Reference Asset on the first Call Valuation Date is greater than or equal to the Call Value, the Notes are redeemed and you will receive the Redemption Price on the related Call Settlement Date.
The Call Premium with respect to the first Call Valuation Date is calculated as follows:
Call Premium = (a) Periodic Call Premium multiplied by (b) n:
$192.50 × 1 = $192.50
Accordingly, the Redemption Price with respect to the first Call Valuation Date is $1,192.50 per $1,000 principal amount of the Notes, as shown in the table above. The Notes will cease to be outstanding after the Call Settlement Date, and you will not receive any further payments on the Notes.
The total return on investment of the Notes is 19.25%.
Example 2: The Notes are redeemed on the second Call Valuation Date.
Call Valuation Date	Is the Closing Value of the Reference Asset Less Than the Call Value?	Are the Notes Automatically Redeemed?	Redemption Price (per $1,000 principal amount Note)
1	Yes	No	N/A
2	No	Yes	$1,385.00
Because the Closing Value of the Reference Asset on the second Call Valuation Date is greater than or equal to the Call Value, the Notes are redeemed and you will receive the Redemption Price on the related Call Settlement Date.
The Call Premium with respect to the final Call Valuation Date is calculated as follows:
Call Premium = (a) Periodic Call Premium multiplied by (b) n:
$192.50 × 2 = $385.00
Accordingly, the Redemption Price with respect to the final Call Valuation Date is $1,385.00 per $1,000 principal amount of the Notes, as shown in the table above. The Notes will cease to be outstanding after the Call Settlement Date, and you will not receive any further payments on the Notes.
The total return on investment of the Notes is 38.50%.
Example 3: The Notes are redeemed on the final Call Valuation Date.
Call Valuation Date	Is the Closing Value of the Reference Asset Less Than the Call Value?	Are the Notes Automatically Redeemed?	Redemption Price (per $1,000 principal amount Note)
1	Yes	No	N/A
2	Yes	No	N/A
3	No	Yes	$1,577.50
PS—9

Because the Closing Value of the Reference Asset on the final Call Valuation Date is greater than or equal to the Call Value, the Notes are redeemed and you will receive the Redemption Price on the related Call Settlement Date.
The Call Premium with respect to the final Call Valuation Date is calculated as follows:
Call Premium = (a) Periodic Call Premium multiplied by (b) n:
$192.50 × 3 = $577.50
Accordingly, the Redemption Price with respect to the final Call Valuation Date is $1,577.50 per $1,000 principal amount of the Notes, as shown in the table above. The Notes will cease to be outstanding after the Call Settlement Date, and you will not receive any further payments on the Notes.
The total return on investment of the Notes is 57.75%.
PS—10

HYPOTHETICAL EXAMPLES OF AMOUNTS PAYABLE AT MATURITY
The following table illustrates the hypothetical payment at maturity under various circumstances. The “total return” as used in these examples, is the number, expressed as a percentage, that results from comparing the payment at maturity per $1,000 principal amount Note to $1,000. The hypothetical total returns set forth below are for illustrative purposes only and may not be the actual total returns applicable to a purchaser of the Notes. The numbers appearing in the following tables and examples have been rounded for ease of analysis. The hypothetical examples below do not take into account any tax consequences from investing in the Notes and make the following key assumptions:
■	You hold the Notes to maturity, and the Notes are NOT redeemed on any of the first two Call Valuation Dates.
■	Hypothetical Initial Value, Barrier Value, Physical Delivery Amount and Fractional Share Amount for the Reference Asset are as follows:*
Reference Asset	Initial Value	Barrier Value	Physical Delivery Amount	Fractional Share Amount
The Boeing Company	150.00	90.00	6 shares	0.66667 shares
* The hypothetical Initial Value shown above has been chosen for illustrative purposes only and does not represent a likely Initial Value. The hypothetical Coupon Barrier Values, Barrier Value, Physical Delivery Amount and Fractional Share Amount is based on such hypothetical Initial Value. The actual Initial Value, Barrier Value, Physical Delivery Amount and Fractional Share Amount for the Reference Asset are as set forth on the cover of this pricing supplement.
Final Value	Reference Asset Return	Payment at Maturity**	Total Return on the Notes
$220.00	50.00%	$1,577.50	57.75%
$210.00	40.00%	$1,577.50	57.75%
$195.00	30.00%	$1,577.50	57.75%
$180.00	20.00%	$1,577.50	57.75%
$165.00	10.00%	$1,577.50	57.75%
$150.00	0.00%	$1,577.50	57.75%
$135.00	-10.00%	$1,000.00	0.00%
$120.00	-20.00%	$1,000.00	0.00%
$105.00	-30.00%	$1,000.00	0.00%
$90.00	-40.00%	$1,000.00	0.00%
$75.00	-50.00%	$500.00	-50.00%
$60.00	-60.00%	$400.00	-60.00%
$45.00	-70.00%	$300.00	-70.00%
$30.00	-80.00%	$200.00	-80.00%
$15.00	-90.00%	$100.00	-90.00%
$0.00	-100.00%	$0.00	-100.00%
** per $1,000 principal amount Note
The following examples illustrate how the payments at maturity set forth in the table above are calculated:
Example 1: The Final Value of the Reference Asset is $210.00.
Because the Final Value of the Reference Asset is greater than or equal to the Call Value, the Notes are subject to an Automatic Call. Accordingly, you will receive on the Maturity Date the applicable Redemption Price of $1,577.50 per $1,000 principal amount Note that you hold.
PS—11

The total return on investment of the Notes is 57.75%, the maximum possible return on the Notes.
Example 2: The Final Value of the Reference Asset is $90.00.
Because the Final Value of the Reference Asset is less than the Call Value, the Notes are not subject to an Automatic Call. Because the Final Value of the Reference Asset is less than the Call Value, but greater than or equal to the Barrier Value, you will receive a payment at maturity of $1,000 per $1,000 principal amount Note that you hold.
The total return on investment of the Notes is 0.00%.
Example 3: The Final Value of the Reference Asset is $60.00.
Because the Final Value of the Reference Asset is less than its Call Value, the Notes are not subject to an Automatic Call. Because the Final Value of the Reference Asset is less than the Barrier Value, if we do not elect to exercise our physical settlement option, you will receive a payment at maturity of $400.00 per $1,000 principal amount Note that you hold, calculated as follows:
$1,000 + [$1,000 × Reference Asset Return of the Reference Asset]
$1,000 + [$1,000 × -60.00%] = $400.00
The total return on investment of the Notes is -60.00%.
The Applicable Physical Delivery Amount and the Applicable Fractional Share Amount are 6 shares and 0.66667 shares, respectively. Accordingly, if we do elect to exercise our physical settlement option, you will receive on the Maturity Date a total of 6 shares of Reference Asset plus $40.00 in cash. For the avoidance of doubt, if the actual Initial Value of the Reference Asset is greater than $1,000 and we do elect to exercise our physical settlement option, you will not receive any shares of the Reference Asset, rather you will only receive a cash payment on the Maturity Date equivalent to the Fractional Share Amount of the Reference Asset multiplied by its Final Value.
Example 3 demonstrates that if the Notes are not redeemed prior to scheduled maturity, and if the Final Value is less than the Barrier Value, your investment in the Notes will be fully exposed to the decline of the Reference Asset from the Initial Value.
If the Notes are not redeemed prior to scheduled maturity, you may lose up to 100.00% of the principal amount of your Notes. Any payment on the Notes, including the repayment of principal, is subject to the credit risk of Barclays Bank PLC.
PS—12

SELECTED RISK CONSIDERATIONS
An investment in the Notes involves significant risks. Investing in the Notes is not equivalent to investing directly in the Reference Asset or its components, if any. Some of the risks that apply to an investment in the Notes are summarized below, but we urge you to read the more detailed explanation of risks relating to the Notes generally in the “Risk Factors” section of the prospectus supplement. You should not purchase the Notes unless you understand and can bear the risks of investing in the Notes.
Risks Relating to the Notes Generally
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Your Investment in the Notes May Result in a Significant Loss — The Notes differ from ordinary debt securities in that the Issuer will not necessarily repay the full principal amount of the Notes at maturity. If the Notes are not redeemed prior to scheduled maturity, and if the Final Value of the Reference Asset is less than the Barrier Value, your Notes will be fully exposed to the decline of the Reference Asset from the Initial Value. You may lose up to 100.00% of the principal amount of your Notes.

●
The Notes Are Subject to Risks Associated with our Physical Settlement Option — As described on the cover of this pricing supplement, you may under certain circumstances receive shares of the Reference Asset at maturity. If we exercise our physical settlement option, the market value of the shares that you receive may be less than the amount of the cash payment that you would have received had we not exercised such option because of fluctuations in the value of the Reference Asset between the Final Valuation Date and the Maturity Date.

●
Potential Return is Limited to the Call Premium, if Any, and You Will Not Participate in Any Appreciation of The Reference Asset — You will earn a positive return only if an Automatic Call occurs. Any positive return on the Notes will be limited to the Call Premium applicable to the relevant Call Valuation Date. You will not participate in any appreciation in the value of the Reference Asset, above the return represented by the applicable Call Premium, which may be significant, even though you will be exposed to the depreciation in the value of the Reference Asset if the Notes are not redeemed and the Final Value of the Reference Asset is less than the Barrier Value.

●
Early Redemption and Reinvestment Risk — While the original term of the Notes is as indicated on the cover of this pricing supplement, the Notes may be redeemed prior to maturity, as described above, and the holding period over which you may receive the Call Premium could be as short as approximately one year.

The Redemption Price that you would receive on a Call Settlement Date may be less than the aggregate amount of payments that you would have received had the Notes not been redeemed. There is no guarantee that you would be able to reinvest the proceeds from an investment in the Notes in a comparable investment with a similar level of risk in the event the Notes are redeemed prior to the Maturity Date. No additional payments will be due after the relevant Call Settlement Date. The fact that the Notes may be redeemed prior to maturity may also adversely impact your ability to sell your Notes and the price at which they may be sold.
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Any Payment on the Notes Will Be Determined Based on the Closing Values of the Reference Asset on the Dates Specified — Any payment on the Notes will be determined based on the Closing Values of the Reference Asset on the dates specified. You will not benefit from any more favorable values of the Reference Asset determined at any other time.

●
Contingent Repayment of Any Principal Amount Applies Only at Maturity or upon Any Redemption — You should be willing to hold your Notes to maturity or any redemption. Although the Notes provide for the contingent repayment of the principal amount of your Notes at maturity, provided that the Final Value of the Reference Asset is greater than or equal to the Barrier Value, or upon any redemption, if you sell your Notes prior to such time in the secondary market, if any, you may have to sell your Notes at a price that is less than the principal amount even if at that time the value of the Reference Asset has increased from the Initial Value. See “Many Economic and Market Factors Will Impact the Value of the Notes” below.

●
Owning the Notes is Not the Same as Owning a Reference Asset or Any Securities to which a Reference Asset Provides Exposure — The return on the Notes may not reflect the return you would realize if you actually owned a Reference Asset or any securities to which a Reference Asset provides exposure. As a holder of the Notes, you will not have voting rights or rights to receive dividends or other distributions or any other rights that holders of a Reference Asset or any securities to which a Reference Asset provides exposure may have.

●
The U.S. Federal Income Tax Consequences of an Investment in the Notes Are Uncertain — There is no direct legal authority regarding the proper U.S. federal income tax treatment of the Notes, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the Notes are uncertain, and the IRS or a court might not agree with the treatment of the Notes as prepaid forward contracts, as described below under “Tax Considerations.” If the IRS were successful in asserting an alternative treatment for the Notes, the tax consequences of the ownership and disposition of the Notes could be materially and adversely affected. In addition, in 2007 the Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You should review carefully the sections of the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders,” and consult your tax advisor regarding the U.S.

PS—13

federal tax consequences of an investment in the Notes (including possible alternative treatments and the issues presented by the 2007 notice), as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.
Risks Relating to the Issuer
●
Credit of Issuer — The Notes are unsecured and unsubordinated debt obligations of the Issuer, Barclays Bank PLC, and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes, including any repayment of principal, is subject to the ability of Barclays Bank PLC to satisfy its obligations as they come due and is not guaranteed by any third party. As a result, the actual and perceived creditworthiness of Barclays Bank PLC may affect the market value of the Notes, and in the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

●
You May Lose Some or All of Your Investment If Any U.K. Bail-in Power Is Exercised by the Relevant U.K. Resolution Authority — Notwithstanding and to the exclusion of any other term of the Notes or any other agreements, arrangements or understandings between Barclays Bank PLC and any holder or beneficial owner of the Notes (or the Trustee on behalf of the holders of the Notes), by acquiring the Notes, each holder and beneficial owner of the Notes acknowledges, accepts, agrees to be bound by, and consents to the exercise of, any U.K. Bail-in Power by the relevant U.K. resolution authority as set forth under “Consent to U.K. Bail-in Power” in this pricing supplement. Accordingly, any U.K. Bail-in Power may be exercised in such a manner as to result in you and other holders and beneficial owners of the Notes losing all or a part of the value of your investment in the Notes or receiving a different security from the Notes, which may be worth significantly less than the Notes and which may have significantly fewer protections than those typically afforded to debt securities. Moreover, the relevant U.K. resolution authority may exercise the U.K. Bail-in Power without providing any advance notice to, or requiring the consent of, the holders and beneficial owners of the Notes. The exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Notes will not be a default or an Event of Default (as each term is defined in the senior debt securities indenture) and the trustee will not be liable for any action that the trustee takes, or abstains from taking, in either case, in accordance with the exercise of the U.K. Bail-in Power by the relevant U.K. resolution authority with respect to the Notes. See “Consent to U.K. Bail-in Power” in this pricing supplement as well as “U.K. Bail-in Power,” “Risk Factors—Risks Relating to the Securities Generally—Regulatory action in the event a bank or investment firm in the Group is failing or likely to fail, including the exercise by the relevant U.K. resolution authority of a variety of statutory resolution powers, could materially adversely affect the value of any securities” and “Risk Factors—Risks Relating to the Securities Generally—Under the terms of the securities, you have agreed to be bound by the exercise of any U.K. Bail-in Power by the relevant U.K. resolution authority” in the accompanying prospectus supplement.

Risks Relating to the Reference Asset
●
Historical Performance of the Reference Asset Should Not Be Taken as Any Indication of the Future Performance of the Reference Asset Over the Term of the Notes — The value of the Reference Asset has fluctuated in the past and may, in the future, experience significant fluctuations. The historical performance of the Reference Asset is not an indication of the future performance of the Reference Asset over the term of the Notes. Therefore, the performance of the Reference Asset over the term of the Notes may bear no relation or resemblance to the historical performance of the Reference Asset.

●
Single Equity Risk — The value of the Reference Asset can rise or fall sharply due to factors specific to the Reference Asset, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and levels, interest rates and economic and political conditions. We urge you to review financial and other information filed periodically with the SEC by the Reference Asset. We have not undertaken any independent review or due diligence of the SEC filings of the Reference Asset or of any other publicly available information regarding the Reference Asset.

●
Anti-Dilution Protection Is Limited, and the Calculation Agent Has Discretion to Make Anti-Dilution Adjustments — The Calculation Agent may in its sole discretion make adjustments affecting the amounts payable on the Notes upon the occurrence of certain corporate events (such as stock splits or extraordinary or special dividends) that the Calculation Agent determines have a diluting or concentrative effect on the theoretical value of the Reference Asset. However, the Calculation Agent might not make such adjustments in response to all events that could affect the Reference Asset. The occurrence of any such event and any adjustment made by the Calculation Agent (or a determination by the Calculation Agent not to make any adjustment) may adversely affect any amounts payable on the Notes. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

●
Reorganization Or Other Events Could Adversely Affect the Value of the Notes Or Result in the Notes Being Accelerated — Upon the occurrence of certain reorganization events or a nationalization, expropriation, liquidation, bankruptcy, insolvency or de-listing of the Reference Asset, the Calculation Agent will make adjustments to the Reference Asset that may result in payments on the Notes being based on the performance of shares, cash or other assets distributed to holders of the Reference Asset upon the occurrence of such event or, in some cases, the Calculation Agent may accelerate the maturity date for a payment determined by the Calculation Agent. Any of these actions could adversely affect the value of the Reference Asset and, consequently, the value of the Notes. Any amount payable upon acceleration could be significantly less than the amount(s) that would be due on the Notes if they were not accelerated. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as a Reference Asset” in the accompanying prospectus supplement.

PS—14

Risks Relating to Conflicts of Interest
●
We and Our Affiliates May Engage in Various Activities or Make Determinations That Could Materially Affect the Notes in Various Ways and Create Conflicts of Interest — We and our affiliates play a variety of roles in connection with the issuance of the Notes, as described below. In performing these roles, our and our affiliates’ economic interests are potentially adverse to your interests as an investor in the Notes.

In connection with our normal business activities and in connection with hedging our obligations under the Notes, we and our affiliates make markets in and trade various financial instruments or products for our accounts and for the account of our clients and otherwise provide investment banking and other financial services with respect to these financial instruments and products. These financial instruments and products may include securities, derivative instruments or assets that may relate to the Reference Asset or its components, if any. In any such market making, trading and hedging activity, and other financial services, we or our affiliates may take positions or take actions that are inconsistent with, or adverse to, the investment objectives of the holders of the Notes. We and our affiliates have no obligation to take the needs of any buyer, seller or holder of the Notes into account in conducting these activities. Such market making, trading and hedging activity, investment banking and other financial services may negatively impact the value of the Notes.
In addition, the role played by Barclays Capital Inc., as the agent for the Notes, could present significant conflicts of interest with the role of Barclays Bank PLC, as issuer of the Notes. For example, Barclays Capital Inc. or its representatives may derive compensation or financial benefit from the distribution of the Notes and such compensation or financial benefit may serve as incentive to sell the Notes instead of other investments. Furthermore, we and our affiliates establish the offering price of the Notes for initial sale to the public, and the offering price is not based upon any independent verification or valuation.
In addition to the activities described above, we will also act as the Calculation Agent for the Notes. As Calculation Agent, we will determine any values of the Reference Asset and make any other determinations necessary to calculate any payments on the Notes. In making these determinations, the Calculation Agent may be required to make discretionary judgements relating to the Reference Asset, including determining whether a market disruption event has occurred or whether certain adjustments to the Reference Asset or other terms of the Notes are necessary, as further described in the accompanying prospectus supplement. In making these discretionary judgments, our economic interests are potentially adverse to your interests as an investor in the Notes, and any of these determinations may adversely affect any payments on the Notes.
Risks Relating to the Estimated Value of the Notes and the Secondary Market
●
The Estimated Value of Your Notes is Expected to be Lower Than the Initial Issue Price of Your Notes — The estimated value of your Notes on the Initial Valuation Date is expected to be lower, and may be significantly lower, than the initial issue price of your Notes. The difference between the initial issue price of your Notes and the estimated value of the Notes is a result of certain factors, such as any sales commissions to be paid to Barclays Capital Inc. or another affiliate of ours, any selling concessions, discounts, commissions or fees (including any structuring or other distribution related fees) to be allowed or paid to non-affiliated intermediaries, the estimated profit that we or any of our affiliates expect to earn in connection with structuring the Notes, the estimated cost which we may incur in hedging our obligations under the Notes, and estimated development and other costs which we may incur in connection with the Notes.

●
The Estimated Value of Your Notes Might be Lower if Such Estimated Value Were Based on the Levels at Which Our Debt Securities Trade in the Secondary Market — The estimated value of your Notes on the Initial Valuation Date is based on a number of variables, including our internal funding rates. Our internal funding rates may vary from the levels at which our benchmark debt securities trade in the secondary market. As a result of this difference, the estimated value referenced above might be lower if such estimated value were based on the levels at which our benchmark debt securities trade in the secondary market.

●
The Estimated Value of the Notes is Based on Our Internal Pricing Models, Which May Prove to be Inaccurate and May be Different from the Pricing Models of Other Financial Institutions — The estimated value of your Notes on the Initial Valuation Date is based on our internal pricing models, which take into account a number of variables and are based on a number of subjective assumptions, which may or may not materialize. These variables and assumptions are not evaluated or verified on an independent basis. Further, our pricing models may be different from other financial institutions’ pricing models and the methodologies used by us to estimate the value of the Notes may not be consistent with those of other financial institutions which may be purchasers or sellers of Notes in the secondary market. As a result, the secondary market price of your Notes may be materially different from the estimated value of the Notes determined by reference to our internal pricing models.

●
The Estimated Value of Your Notes Is Not a Prediction of the Prices at Which You May Sell Your Notes in the Secondary Market, if any, and Such Secondary Market Prices, If Any, Will Likely be Lower Than the Initial Issue Price of Your Notes and May be Lower Than the Estimated Value of Your Notes — The estimated value of the Notes will not be a prediction of the prices at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions (if they are willing to purchase, which they are not obligated to do). The price at which you may be able to sell your Notes in the secondary market at any time will be influenced by many factors that cannot

PS—15

be predicted, such as market conditions, and any bid and ask spread for similar sized trades, and may be substantially less than our estimated value of the Notes. Further, as secondary market prices of your Notes take into account the levels at which our debt securities trade in the secondary market, and do not take into account our various costs related to the Notes such as fees, commissions, discounts, and the costs of hedging our obligations under the Notes, secondary market prices of your Notes will likely be lower than the initial issue price of your Notes. As a result, the price at which Barclays Capital Inc., other affiliates of ours or third parties may be willing to purchase the Notes from you in secondary market transactions, if any, will likely be lower than the price you paid for your Notes, and any sale prior to the Maturity Date could result in a substantial loss to you.
●
The Temporary Price at Which We May Initially Buy The Notes in the Secondary Market And the Value We May Initially Use for Customer Account Statements, If We Provide Any Customer Account Statements At All, May Not Be Indicative of Future Prices of Your Notes — Assuming that all relevant factors remain constant after the Initial Valuation Date, the price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market (if Barclays Capital Inc. makes a market in the Notes, which it is not obligated to do) and the value that we may initially use for customer account statements, if we provide any customer account statements at all, may exceed our estimated value of the Notes on the Initial Valuation Date, as well as the secondary market value of the Notes, for a temporary period after the initial Issue Date of the Notes. The price at which Barclays Capital Inc. may initially buy or sell the Notes in the secondary market and the value that we may initially use for customer account statements may not be indicative of future prices of your Notes.

●
Lack of Liquidity — The Notes will not be listed on any securities exchange. Barclays Capital Inc. and other affiliates of Barclays Bank PLC intend to make a secondary market for the Notes but are not required to do so, and may discontinue any such secondary market making at any time, without notice. Barclays Capital Inc. may at any time hold unsold inventory, which may inhibit the development of a secondary market for the Notes. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the Notes easily. Because other dealers are not likely to make a secondary market for the Notes, the price at which you may be able to trade your Notes is likely to depend on the price, if any, at which Barclays Capital Inc. and other affiliates of Barclays Bank PLC are willing to buy the Notes. The Notes are not designed to be short-term trading instruments. Accordingly, you should be willing and able to hold your Notes to maturity.

●
Many Economic and Market Factors Will Impact the Value of the Notes — The value of the Notes will be affected by a number of economic and market factors that interact in complex and unpredictable ways and that may either offset or magnify each other, including:

o	the market price of, dividend rate on and expected volatility of the Reference Asset or the components of the Reference Asset, if any;
o	the time to maturity of the Notes;
o	interest and yield rates in the market generally;
o	a variety of economic, financial, political, regulatory or judicial events;
o	supply and demand for the Notes; and
o	our creditworthiness, including actual or anticipated downgrades in our credit ratings.
PS—16

INFORMATION REGARDING THE REFERENCE ASSET
We urge you to read the following section in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information.” Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act,” and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act,” are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by the company issuing the Reference Asset can be located by reference to the SEC file number specified below.
The summary information below regarding the Reference Asset comes from the company’s SEC filings. You are urged to refer to the SEC filings made by the company and to other publicly available information (such as the company’s annual report) to obtain an understanding of the company’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular company. We have not undertaken any independent review or due diligence of the SEC filings of the issuer of the Reference Asset or of any other publicly available information regarding such issuer.
Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus or prospectus supplement. We have not undertaken any independent review or due diligence of the SEC filings of the Reference Asset or any other publicly available information regarding the Reference Asset.
We obtained the historical trading price information with respect to the Reference Asset set forth below from Bloomberg Professional® service (“Bloomberg”). We have not independently verified the accuracy or completeness of the information obtained from Bloomberg.
The Boeing Company
According to publicly available information, The Boeing Company is an aerospace firm.
Information filed by The Boeing Company with the SEC under the Exchange Act can be located by reference to its SEC file number: 001-00442. The common stock of The Boeing Company is listed on the New York Stock Exchange under the ticker symbol “BA.”
Historical Performance of the Common Stock of the Reference Asset
The graph below sets forth the historical performance of the Reference Asset based on the daily Closing Value from January 4, 2017 through September 15, 2022. We obtained the Closing Values shown in the graph below from Bloomberg. We have not independently verified the accuracy or completeness of the information obtained from Bloomberg. These historical closing values may have been adjusted to reflect certain corporate actions such as stock splits and reverse stock splits.
Historical Performance of the Common Stock of The Boeing Company

Closing Level
500
450
400
350
300
250
200
150
100
50
0
Jan-17
Jul-17
Jan-18
Jul-18
Jan-19
Jul-19
Jan-20
Jul-20
Jan-21
Jul-21
Jan-22
Jul-22

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS
PS—17

TAX CONSIDERATIONS
You should review carefully the sections in the accompanying prospectus supplement entitled “Material U.S. Federal Income Tax Consequences—Tax Consequences to U.S. Holders—Notes Treated as Prepaid Forward or Derivative Contracts” and, if you are a non-U.S. holder, “—Tax Consequences to Non-U.S. Holders.” The following discussion, when read in combination with those sections, constitutes the full opinion of our special tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of owning and disposing of the Notes. The following discussion supersedes the discussion in the accompanying prospectus supplement to the extent it is inconsistent therewith. This discussion does not address the U.S. federal income tax consequences of the ownership or disposition of any shares of the Reference Asset that you may receive at maturity. You should consult your tax advisor regarding the potential U.S. federal tax consequences of the ownership and disposition of shares of the Reference Asset.
Based on current market conditions, in the opinion of our special tax counsel, it is reasonable to treat the Notes for U.S. federal income tax purposes as prepaid forward contracts with respect to the Reference Asset. Assuming this treatment is respected, and except as described below, upon a sale or exchange of the Notes (including redemption for cash upon an automatic call or at maturity), you should recognize capital gain or loss equal to the difference between the amount realized on the sale or exchange and your tax basis in the Notes, which should equal the amount you paid to acquire the Notes. This gain or loss on your Notes should be treated as long-term capital gain or loss if you hold your Notes for more than a year, whether or not you are an initial purchaser of Notes at the original issue price. However, the IRS or a court may not respect this treatment, in which case the timing and character of any income or loss on the Notes could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether to require investors in these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the nature of the underlying property to which the instruments are linked; the degree, if any, to which income (including any mandated accruals) realized by non-U.S. investors should be subject to withholding tax; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the Notes, possibly with retroactive effect. You should consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the Notes, including possible alternative treatments and the issues presented by this notice.
If you receive shares of the Reference Asset upon the maturity of your Notes, you should be deemed to have applied the purchase price of your Notes toward the purchase of the shares of the Reference Asset you receive. You should not recognize gain or loss with respect to the shares of the Reference Asset you receive. Instead, consistent with the position described above, your basis in the shares (including any fractional share) should equal the price you paid to acquire your Notes, and that basis should be allocated proportionately among the shares. Your holding period for the shares of the Reference Asset should begin on the day after receipt. With respect to any cash received in lieu of a fractional share of the Reference Asset, you should recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the tax basis allocable to the fractional share.
Treasury regulations under Section 871(m) generally impose a withholding tax on certain “dividend equivalents” under certain “equity linked instruments.” A recent IRS notice excludes from the scope of Section 871(m) instruments issued prior to January 1, 2025 that do not have a “delta of one” with respect to underlying securities that could pay U.S.-source dividends for U.S. federal income tax purposes (each an “Underlying Security”). Based on our determination that the Notes do not have a “delta of one” within the meaning of the regulations, we expect that these regulations will not apply to the Notes with regard to non-U.S. holders. Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If necessary, further information regarding the potential application of Section 871(m) will be provided in the pricing supplement for the Notes. You should consult your tax advisor regarding the potential application of Section 871(m) to the Notes.
PS—18

SUPPLEMENTAL PLAN OF DISTRIBUTION
We will agree to sell to Barclays Capital Inc. (the “Agent”), and the Agent will agree to purchase from us, the principal amount of the Notes, and at the price, specified on the cover of this pricing supplement. The Agent will commit to take and pay for all of the Notes, if any are taken.
PS—19